UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

TTEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification Number)

9197 S. Peoria Street
Englewood, CO 80112-5833

(303) 397-8100

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 397-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock of TTEC Holdings, Inc., par value $0.01 per share	TTEC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2021, TTEC Holdings, Inc. (“TTEC”) agreed to purchase, through its subsidiary TTEC Digital LLC, a Delaware limited liability company (“TTEC Digital”) Avtex Solutions, Holdings LLC (“Avtex”). Avtex is an end-to-end customer experience (“CX”) and CXaaS solutions company with premier offerings in Genesys and Microsoft cloud solutions.

TTEC Digital entered into an Equity Purchase Agreement (the “Agreement”) with NEPAS Holdings LLC (the “Seller”) and Avtex, pursuant to which, subject to the satisfaction of certain closing conditions, TTEC Digital will acquire Avtex for cash consideration of $490,000,000.00, subject to certain adjustments set forth in the Agreement.

The Agreement contains various representations, warranties, covenants, and indemnification obligations of the parties that are customary in transactions of this type. The closing of the acquisition is subject to satisfaction or waiver of customary conditions, including the receipt of approval under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended. The Agreement also contains customary termination rights for both TTEC Digital and the Seller, including the right of either party to terminate in the event that the acquisition has not been completed by June 30, 2021.

A copy of the Agreement is filed with this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the material terms of the Agreement does not purport to be a complete description thereof and is qualified in its entirety by the full text of the agreement, which is attached as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the parties thereto. The representations and warranties of each party set forth in the Agreement have been made solely for the benefit of the other parties to the Agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosures made to the other parties thereto, (ii) are subject to the materiality standards that may differ from what may be viewed as material by investors, and (iii) were made only as of the date of the Agreement or such other date as is specified in the agreement.

A copy of the March 1, 2021 press release describing the transaction is attached hereto as Exhibit 99.1 to this report on Form 8-K.

Item 2.02 Results of Operations and Financial Condition.

On March 1, 2021, TTEC issued a press release announcing its financial results for its fourth quarter and fiscal year ended December 31, 2020.

A copy of the March 1, 2021 press release is attached hereto as Exhibit 99.2 to this current report on Form 8-K.

Item 8.01. Other Events.

On February 25, 2021, TTEC’s Board of Directors declared a semi-annual cash dividend in the amount of $.43 per share, payable on April 21, 2021 to shareholders of record as of April 5, 2021. Based on currently available information, the company intends to continue making dividend declarations on a semi-annual basis, subject to company’s performance, cash flow generation, and other liquidity factors.

A copy of the press release announcing the cash dividend is attached as Exhibit 99.3 to this current report on Form 8-K.

The information in this Form 8-K, including the exhibits attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Equity Purchase Agreement, dated as of March 1, 2021, by and among NEPAS Holdings LLC, Avtex Solutions Holdings, LLC and TTEC Digital, LLC.

99.1	Press release about TTEC’s planned acquisition of Avtex.

99.2	Press release announcing financial results for quarter and year ended December 31, 2020.

99.3	Press release announcing semi-annual cash dividend.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2021	TTEC Holdings, Inc. (Registrant)

	By:	/s/ Regina M. Paolillo
	Name:	Regina M. Paolillo
	Title:	Chief Financial Officer

4